UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (date of earliest event reported): September 25, 2013

LVB ACQUISITION, INC.
BIOMET, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware Indiana	000-54505 001-15601	26-0499682 35-1418342
(State or other jurisdiction of incorporation )	(Commission File Number)	(I.R.S. Employer Identification No.)
56 East Bell Drive
Warsaw, Indiana 46582
(Address of Principal Executive Offices, Including Zip Code)
(574) 267-6639
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Incremental Term Facility Amendment
On September 25, 2013, LVB Acquisition, Inc. (“LVB”), Biomet, Inc. (“Biomet”) and certain of Biomet’s subsidiaries entered into an incremental term facility amendment (the “Incremental Amendment”) and an amendment No. 1 (“Amendment No. 1”) (together with the Incremental Amendment, the “Amendments”) to Biomet’s senior secured credit facilities with the other loan parties party thereto and Bank of America, N.A., as the additional term lender. The Amendments were entered into pursuant to that certain Credit Agreement, dated as of September 25, 2007, as amended and restated by that certain Amendment and Restatement Agreement dated as of August 2, 2012 (the “Credit Agreement”), by and among Biomet, LVB, certain subsidiaries of Biomet, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer and each lender from time to time party thereto.
By entering into the Amendments, the additional term lender party thereto has agreed to provide additional dollar-denominated term loans in aggregate principal amount of approximately $870.5 million (the “Additional Term Loans”), which will be used to refinance a portion of the term loans outstanding under the Credit Agreement due on July 25, 2017. The Additional Term Loans are subject to the following percentages per annum:

Pricing Level	Senior Secured Leverage Ratio	Eurocurrency Rate Dollar Term B-2 Loans	Base Rate Dollar Term B-2 Loans
1	>2.25 to 1.0	3.50%	2.50%
2	<2.25 to 1.0	3.25%	2.25%
The other material terms of the Additional Term Loans, which will mature on July 25, 2017, are identical to the term loans that were refinanced. In addition, the Amendments provide for a reduction in the interest rate margin applicable to the extended Dollar term loans outstanding under the Credit Agreement from (i) 3.75% per annum to 3.50% for LIBOR loans and (ii) 2.75% per annum to 2.50% for base rate loans (the “Repricing”). In connection with the Amendments, Biomet is required to pay an upfront fee of 0.25% of the aggregate amount of the Additional Term Loans and the extended Dollar term loans as of the effective date of the Amendments.
The foregoing description of the Amendments is not complete and is qualified in its entirety by reference to the full text of such agreements, which are filed hereto as Exhibit 10.1 and Exhibit 10.2 and incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 is incorporated by reference to this Item 2.03.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1
Incremental Term Facility Amendment to Amended and Restated Credit Agreement, dated as of September 25, 2013, among Biomet, Inc., LVB Acquisition, Inc., the loan parties party thereto and Bank of America, N.A., as Administrative Agent and Additional Term Lender

10.2
Amendment No. 1 to Amended and Restated Credit Agreement, dated as of September 25, 2013, among Biomet, Inc., LVB Acquisition, Inc., the loan parties party thereto and Bank of America, N.A., as Administrative Agent and Additional Term Lender

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this Report to be signed on their behalf by the undersigned hereunto duly authorized.

LVB ACQUISITION, INC.

Date: October 1, 2013	By:	/s/ Daniel P. Florin

	Name:	Daniel P. Florin
	Title:	Senior Vice President and Chief Financial Officer

BIOMET, INC.

	By:	/s/ Daniel P. Florin

	Name:	Daniel P. Florin
	Title:	Senior Vice President and Chief Financial Officer